Exhibit 8 (ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                  Exhibit 1 to
                     Custodian Contract dated July 11, 1997
                        between SouthTrust Bank, N.A. and
                             SouthTrust Vulcan Funds

                                SCHEDULE OF FEES

      The Custodian shall be entitled to the following fees for the performance of the services provided under the Contract:

                                      1.00 basis points on each Fund's total
                                       assets up to $500 million 0.5 basis
                                       points on each Fund's total assets over
                                       $500 million




SOUTHTRUST BANK, N.A.               SOUTHTRUST VULCAN FUNDS



By:/s/ Roger L. Brown               By:/s/ C. Christine Thomson

Name: Roger L. Brown                Name: C. Christine Thomson

Title:  Senior Vice President       Title:  Vice President